Bank of America 2Q17 Financial Results July 18, 2017

2Q17 Highlights • Generated net income of $5.3B, up 10% from 2Q16 and earnings per diluted common share of $0.46, up 12% from 2Q16 – Net interest income increased 9%, or $0.9B, to $11.0B ($11.2B FTE 1) – Investment banking fees rose 9% to $1.5B • Solid expense management; efficiency ratio improved to 60% • Good client balance growth across the franchise – Average deposits grew 4% from 2Q16 – Average loans and leases in business segments grew 5% from 2Q16 – Over $2.6T in wealth management client balances with AUM flows of $28B in 2Q17 • Asset quality remained strong; declines in net charge-offs, delinquencies, nonperforming loans and leases and commercial reservable criticized exposures compared to 2Q16 • Achieved a return on equity of 8.0% and a return on tangible common equity of 11.2% 2 • More than doubled capital returned through net share repurchases and common dividends in the first half of 2017 compared to the first half of 2016 ____________________ 1 Fully taxable-equivalent basis (FTE). Represents a non-GAAP financial measure. See slide 27 for important presentation information. 2 Represents a non-GAAP financial measure. See also slide 27 for important presentation information. 2

$3.4 $1.4 $2.6 $2.1 ($1.3) $3.9 $1.6 $3.5 $2.1 ($1.0) Consumer Banking GWIM Global Banking Global Markets All Other 2016 YTD 2017 YTD Year-to-Date Business Results 3 Net Income (Loss) ($B) ____________________ Note: GWIM defined as Global Wealth & Investment Management. 1 ROAAC defined as return on average allocated capital. 2 FTE basis. +14% +9% +36% +2% 2017 YTD Consumer Banking GWIM Global Banking Global Markets ROAAC 1 21% 23% 18% 12% Efficiency 2 53% 72% 43% 62%

Consumer Banking – Driving Responsible Growth 4 Net Income ($B) $1.6 $1.6 $1.7 $2.0 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 2Q14 2Q15 2Q16 2Q17 $8.0 $7.7 $7.8 $8.5 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 2Q14 2Q15 2Q16 2Q17 $0.9 $0.7 $0.7 $0.8 1.50% 1.28% 1.18% 1.21% 0% 1% 2% 3% $0.0 $0.5 $1.0 2Q14 2Q15 2Q16 2Q17 Net charge-off Net charge-off ratio Total Net Charge-offs ($B) $4.8 $4.6 $4.4 $4.4 61% 60% 57% 52% 40% 50% 60% 70% $0 $2 $4 $6 2Q14 2Q15 2Q16 2Q17 Noninterest expense Efficiency ratio Total Expense ($B) and Efficiency 1 ____________________ 1 FTE basis. 1 Total Revenue ($B) 1

Consumer Banking – Driving Responsible Growth 5 30.0 30.8 32.2 34.0 15.5 17.6 20.2 22.9 0 10 20 30 40 2Q14 2Q15 2Q16 2Q17 Digital banking users Mobile banking users 10% 13% 17% 21% 0% 5% 10% 15% 20% 25% 2Q14 2Q15 2Q16 2Q17 14% 16% 18% 22% 0% 5% 10% 15% 20% 25% 2Q14 2Q15 2Q16 2Q17 516 621 942 1,061 0 300 600 900 1,200 2Q14 2Q15 2Q16 2Q17 Mobile Channel Usage (MM) 2 ____________________ 1 Digital users represents mobile and / or online users in consumer businesses; historical information restated for sale of non-U.S. consumer credit card business in 2Q17. 2 Represents the total number of application logins using a smartphone or tablet. 5,023 4,789 4,681 4,542 0 1,000 2,000 3,000 4,000 5,000 6,000 2Q14 2Q15 2Q16 2Q17 Financial Centers % Mobile Deposit Transactions % Digital Sales Active Digital Banking Users (MM) 1 344 343 336 342 252 270 289 322 $596 $613 $625 $664 $0 $200 $400 $600 $800 2Q14 2Q15 2Q16 2Q17 Non-digital Digital CAGR 4% 8% 0% Total Payments ($B)

2Q17 Results 6 ____________________ Note: Amounts may not total due to rounding. 1 Reported on a GAAP basis. On an FTE basis, revenue of $23.1B, $22.4B and $21.5B in 2Q17, 1Q17 and 2Q16, respectively, and efficiency ratio of 60%, 66% and 63% in 2Q17, 1Q17 and 2Q16, respectively. For important presentation information, see slide 27. 2 Represents a non-GAAP financial measure. For important presentation information, see slide 27. 3 On June 1, 2017, the Corporation completed the sale of its non-U.S. consumer credit card business to a third party. $ in billions, except per share data Summary Income Statement Total revenue, net of interest expense 1 $22.8 $0.6 $1.5 Noninterest expense 13.7 (1.1) 0.2 Provision for credit losses 0.7 (0.1) (0.3) Pre-tax income 8.4 1.8 1.6 Net income 5.3 0.4 0.5 Diluted earnings per common share $0.46 $0.05 $0.05 Average diluted common shares (in billions) 10.82 (0.09) (0.24) Return Metrics Return on average assets 0.93% 0.88% 0.88 % Return on average common shareholders' equity 8.0 7.3 7.4 Return on average tangible common shareholders' equity 2 11.2 10.3 10.5 Efficiency ratio 1 60 67 63 Inc / (Dec) 2Q17 1Q17 2Q16 2Q17 1Q17 2Q16 Pre-tax gain (other income) $0.8 Tax expense 0.7 After-tax net gain $0.1 Sale of Non-U.S. Consumer Credit Card Business ($B) 3

# Balance Sheet, Liquidity and Capital Highlights

| $ in billions, except per share data | 2Q17 | 1Q17 | 2Q16 |
|---|---|---|---|
| **Balance Sheet (end of period balances)** | | | |
| Total assets | $2,254.5 | $2,247.7 | $2,187.0 |
| Total loans and leases [1] | 916.7 | 906.2 | 903.2 |
| Total loans and leases in business segments [2] | 837.8 | 823.0 | 795.4 |
| Total deposits | 1,263.0 | 1,272.1 | 1,216.1 |
| **Funding & Liquidity** | | | |
| Long-term debt | $223.9 | $221.4 | $229.6 |
| Global Liquidity Sources [3] | 514 | 519 | 515 |
| Time to Required Funding (in months) [3] | 49 | 40 | 35 |
| **Equity** | | | |
| Common shareholders' equity | $245.8 | $242.9 | $242.2 |
| Common equity ratio | 10.9 % | 10.8 % | 11.1 % |
| Tangible common shareholders' equity [4] | $175.7 | $171.9 | $170.7 |
| Tangible common equity ratio [4] | 8.0 % | 7.9 % | 8.1 % |
| **Per Share Data** | | | |
| Book value per common share | $24.88 | $24.36 | $23.71 |
| Tangible book value per common share [4] | 17.78 | 17.23 | 16.71 |
| Common shares outstanding (in billions) | 9.88 | 9.97 | 10.22 |

| $ in billions | 2Q17 | 1Q17 | 2Q16 |
|---|---|---|---|
| **Basel 3 Transition (as reported) [5,6]** | | | |
| Common equity tier 1 capital | $171.4 | $167.4 | $166.2 |
| Risk-weighted assets | 1,477 | 1,517 | 1,562 |
| CET1 ratio | 11.6 % | 11.0 % | 10.6 % |
| **Basel 3 Fully Phased-in [5,7]** | | | |
| Common equity tier 1 capital | $168.7 | $164.3 | $161.8 |
| Standardized approach | | | |
| Risk-weighted assets | 1,405 | 1,416 | 1,414 |
| CET1 ratio | 12.0 % | 11.6 % | 11.4 % |
| Advanced approaches | | | |
| Risk-weighted assets | $1,464 | $1,498 | $1,542 |
| CET1 ratio | 11.5 % | 11.0 % | 10.5 % |
| Supplementary leverage ratios (SLR) [3] | | | |
| Bank holding company SLR | 7.0 % | 7.0 % | 6.9 % |
| Bank SLR | 7.3 | 7.2 | 7.4 |

[1] Includes $9.4B of non-U.S. consumer credit card loans in 2Q16, which were moved to assets of business held for sale on the consolidated balance sheet as of December 31, 2016. On June 1, 2017, the Corporation completed the sale of its non-U.S. consumer credit card business to a third party.
[2] Excludes loans and leases in All Other.
[3] See notes A, B and C on slide 25 for definitions of Global Liquidity Sources, Time to Required Funding and Supplementary Leverage Ratio, respectively.
[4] Represents a non-GAAP financial measure. For important presentation information, see slide 27.
[5] Regulatory capital ratios as of June 30, 2017 are preliminary. Common equity tier 1 (CET1) capital, risk-weighted assets (RWA) and CET1 ratio as shown on a fully phased-in basis are non-GAAP financial measures. For important presentation information, see slide 27. For a reconciliation of CET1 transition to fully phased-in, see slide 24.
[6] Bank of America reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which is the Advanced approaches for the periods presented.
[7] Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal models methodology (IMM) for calculating counterparty credit risk regulatory capital for derivatives. As of June 30, 2017, we did not have regulatory approval of the IMM model. Basel 3 fully phased-in Common equity tier 1 capital ratio would be reduced by approximately 25 bps if IMM is not used.

Bank of America
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Loans & Leases and Deposits ____________________ Note: Amounts may not total due to rounding. 1 Includes $6.5B, $9.4B, $9.1B, $9.3B and $10.0B of average non-U.S. consumer credit card loans in 2Q17, 1Q17, 4Q16, 3Q16 and 2Q16, respectively. On June 1, 2017, the Corporation completed the sale of its non-U.S. consumer credit card business to a third party. $900 $901 $908 $914 $915 $0 $250 $500 $750 $1,000 2Q16 3Q16 4Q16 1Q17 2Q17 596 606 618 636 653 255 254 257 257 245 299 307 315 305 300 63 60 61 58 58 $1,213 $1,227 $1,251 $1,257 $1,257 $0 $350 $700 $1,050 $1,400 2Q16 3Q16 4Q16 1Q17 2Q17 Consumer Banking GWIM Global Banking Other (GM and All Other) YoY +4% 243 249 254 258 262 141 143 146 148 151 334 334 338 343 345 70 69 71 70 70 $788 $795 $808 $819 $827 $0 $300 $600 $900 2Q16 3Q16 4Q16 1Q17 2Q17 Consumer Banking GWIM Global Banking Global Markets YoY +5% 82 77 73 69 65 20 19 18 17 16 10 9 9 9 6 $112 $105 $100 $95 $88 $0 $50 $100 $150 2Q16 3Q16 4Q16 1Q17 2Q17 Residential mortgage Home equity Non-U.S. credit card YoY -21% Average Total Loans & Leases ($B) 1 Average Loans & Leases in All Other ($B) 1 Average Loans & Leases in Business Segments ($B) 8 YoY +2% 2Q17 includes $2.9B partial impact from June 1 sale of non-U.S. consumer credit card business Average Total Deposits ($B)

$985 $888 $880 $934 $908 0.44% 0.40% 0.39% 0.42% 0.40% 0.0% 0.5% 1.0% $0 $300 $600 $900 $1,200 2Q16 3Q16 4Q16 1Q17 2Q17 Net charge-offs Net charge-off ratio ____________________ 1 Excludes loans measured at fair value. Asset Quality 9 Net Charge-offs ($MM) Provision for Credit Losses ($MM) $976 $850 $774 $835 $726 $0 $300 $600 $900 $1,200 2Q16 3Q16 4Q16 1Q17 2Q17 • Total net charge-offs of $0.9B declined 3% from 1Q17 – Consumer net charge-offs at lowest level in over a decade • Net charge-off ratio declined to 40 bps • Provision expense of $0.7B decreased $0.1B from 1Q17 – Net reserve release of $0.2B in 2Q17, driven by continued improvements in consumer real estate and energy exposures; net reserve release of $0.1B in 1Q17 • Allowance for loan and lease losses of $10.9B, which represents 1.2% of total loans and leases 1 • Consumer 30+ days performing past due declined $0.8B from 1Q17, driven by portfolio improvement • Nonperforming loans (NPLs) decreased from 1Q17 across both consumer and commercial – 43% of consumer NPLs are current • Commercial reservable criticized utilized exposure decreased $0.4B from 1Q17, due primarily to improvements in energy exposures

Asset Quality – Consumer and Commercial Portfolios 10 Consumer Net Charge-offs ($MM) $849 $778 $775 $827 $751 0.76% 0.69% 0.68% 0.74% 0.67% 0.0% 0.5% 1.0% 1.5% 2.0% $0 $300 $600 $900 $1,200 2Q16 3Q16 4Q16 1Q17 2Q17 Credit card Other Net charge-off ratio ____________________ 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. 3 Excluding non-U.S. consumer credit card allowance of $242MM and loans of $9.5B at March 31, 2017, 1Q17 consumer allowance for loan and lease losses would be $5,894MM, consumer allowance as a percentage of ending loans would be 1.33%, and consumer allowance coverage of annualized net charge-offs would be 1.86x. Consumer Asset Quality Metrics ($MM) 2Q17 1Q17 2Q16 Provis ion $606 $772 $733 Nonperforming loans and leases 5,282 5,546 6,705 % of loans and leases 1 1.18% 1.23% 1.49 % Consumer 30+ days performing past due $8,650 $9,451 $11,328 Ful ly-insured 2 4,970 5,531 7,478 Non ful ly-insured 3,680 3,920 3,850 Al lowance for loans and leases 3 5,695 6,136 6,543 % of loans and leases 1 1.28% 1.36% 1.45% # times annual i zed NCOs 1.89 x 1.83 x 1.92 x Commercial Net Charge-offs ($MM) $136 $110 $105 $107 $157 0.12% 0.10% 0.09% 0.10% 0.14% 0.0% 0.1% 0.2% 0.3% 0.4% $0 $100 $200 $300 2Q16 3Q16 4Q16 1Q17 2Q17 C&I Small business and other Net charge-off ratio Commercial Asset Quality Metrics ($MM) 2Q17 1Q17 2Q16 Provis ion $120 $63 $243 Reservable cri tici zed uti l i zed exposure 15,640 16,068 18,087 Nonperforming loans and leases 1,520 1,728 1,659 % of loans and leases 1 0.33% 0.38% 0.37 % Al lowance for loans and leases $5,180 $5,218 $5,294 % of loans and leases 1 1.12% 1.14% 1.19%

Net Interest Income 11 • Net interest income of $11.0B ($11.2B FTE 1) increased $0.9B from 2Q16 – Increase primarily reflects the benefits from higher interest rates and loan growth – Net interest yield increased to 2.34% • NII was relatively flat from 1Q17, reflecting the benefits from higher short-end rates and one additional interest accrual day, offset by lower NII in Global Markets, the impact from the sale of the non-U.S. consumer credit card business and the absence of 1Q seasonal leasing benefits – Lower Global Markets NII included the impact of higher funding costs associated with balance sheet growth to support client financing activities in equities • NII in subsequent quarters will reflect the full impact of the June 1 sale of the non-U.S. consumer card business (interest income of $0.2B recorded in 1Q17) • Expect 3Q17 NII to increase from 2Q17, assuming realization of the forward curve and modest growth in loans and deposits • Interest rate sensitivity as of June 30, 2017 2 – We remain positioned for NII to benefit as rates move higher – +100bps parallel shift in interest rate yield curve is estimated to benefit NII by $3.2B over the next 12 months, driven primarily by sensitivity to short-end rates 2 ____________________ 1 Represents a non-GAAP financial measure. For important presentation information, see slide 27. 2 NII asset sensitivity represents banking book positions. Net Interest Income (FTE, $B) 1 $10.1 $10.2 $10.3 $11.1 $11.0 $10.3 $10.4 $10.5 $11.3 $11.2 $0 $2 $4 $6 $8 $10 $12 2Q16 3Q16 4Q16 1Q17 2Q17 Net interest income (GAAP) FTE adjustment 2.23% 2.23% 2.23% 2.39% 2.34% 1% 2% 3% 2Q16 3Q16 4Q16 1Q17 2Q17 Net Interest Yield (FTE) 1

Expense Highlights ____________________ Note: Amounts may not total due to rounding. • Total noninterest expense of $13.7B increased $0.2B from 2Q16 – 2Q17 included $0.4B of expense for the combined impact of impairment charges related to certain data centers in process of being sold and increased severance in the quarter – Higher FDIC insurance expense was more than offset by lower litigation and other operating costs • Decline versus 1Q17, driven primarily by the absence of $1.4B in expense related to annual retirement-eligible incentives and seasonally elevated payroll tax costs • Efficiency ratio improved to 60% • Total headcount of 211K was down 2% from 2Q16, driven by reductions from the sale of the non-U.S. consumer credit card business and continued optimization in Consumer Banking, partially offset by investments in primary sales professionals Noninterest Expense ($B) 12 7.7 7.7 7.3 9.2 7.7 5.8 5.8 5.8 5.7 6.0 $13.5 $13.5 $13.2 $14.8 $13.7 63% 62% 66% 67% 60% 0% 20% 40% 60% 80% 100% $0 $4 $8 $12 $16 2Q16 3Q16 4Q16 1Q17 2Q17 Personnel Non-personnel Efficiency ratio 215.0 211.9 210.7 210.5 210.9 42.8 42.5 42.8 43.0 44.0 30 35 40 45 50 55 60 0 50 100 150 200 250 2Q16 3Q16 4Q16 1Q17 2Q17 Total headcount Primary sales Headcount (in 000’s)

# Consumer Banking

| $ in millions | 2Q17 | Inc/(Dec) 1Q17 | 2Q16 |
|---|---|---|---|
| Net interest income [1] | $5,960 | $179 | $753 |
| Noninterest income | 2,548 | 45 | (40) |
| Total revenue, net of interest expense [1] | 8,508 | 224 | 713 |
| Provision for credit losses | 834 | (4) | 108 |
| Noninterest expense | 4,409 | 0 | (9) |
| Pre-tax income [1] | 3,265 | 228 | 614 |
| Income tax expense [1] | 1,233 | 88 | 256 |
| Net income | $2,032 | $140 | $358 |

| Key Indicators ($ in billions) | 2Q17 | 1Q17 | 2Q16 |
|---|---|---|---|
| Average deposits | $652.8 | $635.6 | $596.5 |
| Rate paid on deposits | 0.04 % | 0.03 % | 0.04 % |
| Cost of deposits [2] | 1.59 | 1.63 | 1.62 |
| Average loans and leases | $261.5 | $257.9 | $242.9 |
| Net charge-off ratio | 1.21 % | 1.21 % | 1.18 % |
| Client brokerage assets | $159.1 | $153.8 | $131.7 |
| Mobile banking active users (MM) | 22.9 | 22.2 | 20.2 |
| Number of financial centers | 4,542 | 4,559 | 4,681 |
| Combined credit / debit purchase volumes [3] | $137.0 | $125.9 | $128.8 |
| Total U.S. consumer credit card risk-adjusted margin [3] | 8.40 % | 8.89 % | 8.79 % |
| Return on average allocated capital | 22 | 21 | 20 |
| Allocated capital | $37 | $37 | $34 |
| Efficiency ratio [1] | 52 % | 53 % | 57 % |

- Net income of $2.0B, up 21% from 2Q16; ROAAC of 22%
  - Pretax, pre-provision net revenue of $4.1B, up 21% [4]
- Revenue of $8.5B increased 9% from 2Q16
  - NII increased due to strong deposit growth and pricing discipline
  - Noninterest income decreased slightly, reflecting lower mortgage banking income, partially offset by higher service charges and card income
- Provision increased from 2Q16; net charge-offs increased $76MM, driven primarily by credit card seasoning and loan growth
- Noninterest expense was relatively flat from 2Q16 as improved operating costs offset higher FDIC expense
  - Efficiency ratio improved to 52% from 57%
  - Continued to invest in primary sales professionals, financial center builds/renovations and digital capabilities
- Average deposits of $653B grew $56B, or 9%, from 2Q16
  - 50% of deposits in checking accounts; 90% primary accounts [5]
  - Average cost of deposits declined 3 bps to 1.59%
- Average loans and leases of $262B grew $19B, or 8%, from 2Q16
- Total mortgage production of $18B, down $3B from 2Q16 [6]
  - Purchase originations increased 17%
- Client brokerage assets of $159B grew $27B, or 21%, from 2Q16, driven by strong client flows and market performance; new accounts up 10%
- Combined debit and credit spending up 6% from 2Q16
- Mobile banking active users of 22.9MM, up 13% from 2Q16; 21% of deposit transactions completed through mobile devices

[1] FTE basis.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits subsegment.
[3] Includes portfolios in Consumer Banking and GWIM.
[4] Represents a non-GAAP financial measure and is calculated as total revenue, net of interest expense (FTE basis), less noninterest expense. See slide 27 for important presentation information.
[5] Primary represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit.)
[6] Total mortgage production includes first mortgage and home equity originations in Consumer Banking and GWIM. Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit.

Bank of America
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Consumer Banking Trends 14 • #1 U.S. Retail Deposit Market Share 1 • #1 Home Equity Lender 2 • #2 bank for Retail Purchase Mortgage Origination Volume 2 • #1 in Prime Auto Credit distribution of new originations among peers 3 • #3 in U.S. Credit Card Balances 4 • #2 Small Business Lender (FDIC 1Q17) • #1 in Online Banking Functionality 5 • #1 in Mobile Banking Functionality 6 • #1 in Digital Sales Functionality 7 Leading Consumer Franchise – 88% primary checking accounts 599 618 633 662 663 247 251 259 258 266 132 138 145 154 159 $978 $1,007 $1,036 $1,074 $1,088 $0 $300 $600 $900 $1,200 2Q16 3Q16 4Q16 1Q17 2Q17 Deposits Loans and leases Client brokerage assets Consumer Client Balances (EOP, $B) 5.2 5.3 5.5 5.8 6.0 2.6 2.7 2.6 2.5 2.5 $7.8 $8.0 $8.1 $8.3 $8.5 $0 $3 $6 $9 2Q16 3Q16 4Q16 1Q17 2Q17 Net interest income Noninterest income 84 85 86 87 87 48 49 50 51 51 48 47 45 44 43 46 50 54 59 63 18 18 18 18 19 $243 $249 $254 $258 $262 $0 $100 $200 $300 2Q16 3Q16 4Q16 1Q17 2Q17 U.S. consumer credit card Consumer vehicle lending Home equity Residential mortgage Other Average Loans and Leases ($B) $4.4 $4.4 $4.3 $4.4 $4.4 57% 55% 53% 53% 52% 40% 50% 60% 70% $0 $1 $2 $3 $4 $5 2Q16 3Q16 4Q16 1Q17 2Q17 Noninterest expense Efficiency ratio Total Expense ($B) and Efficiency 8 4 Total Revenue ($B) 8 88 ____________________ Note: Amounts may not total due to rounding. 1 Source: June 2016 FDIC deposit data, adjusted to remove commercial balances. 2 Source: Inside Mortgage Finance (1Q17). 3 Largest percentage of 740+ Scorex customers among key competitors as of April 2017. Source: Total Units Experian Autocount Risk Loan Analysis Scorex + (Loans, New & Used, Franchised Dealers). 4 Source: Competitor 1Q17 earnings releases. 5 Source: Dynatrace, Online Banker Scorecard (May 2017). 6 Source: Forrester, U.S. Mobile Banking Functionality Benchmark (May 2017). 7 Source: Forrester, U.S. Bank Digital Sales Functionality Benchmark (December 2016). 8 FTE basis. 49% 49% 50% 50% 50% $596 $606 $618 $636 $653 0.04% 0.04% 0.04% 0.03% 0.04% 0.00% 0.05% 0.10% 0.15% 0.20% $0 $100 $200 $300 $400 $500 $600 $700 2Q16 3Q16 4Q16 1Q17 2Q17 Other deposits Checking Rate paid (%) Average Deposits ($B)

# Global Wealth & Investment Management

| $ in millions | 2Q17 | Inc/(Dec) 1Q17 | 2Q16 |
|---|---|---|---|
| Net interest income [1] | $1,597 | $37 | $194 |
| Noninterest income | 3,098 | 66 | 76 |
| Total revenue, net of interest expense [1] | 4,695 | 103 | 270 |
| Provision for credit losses | 11 | (12) | (3) |
| Noninterest expense | 3,392 | 62 | 107 |
| Pre-tax income [1] | 1,292 | 53 | 166 |
| Income tax expense [1] | 488 | 21 | 67 |
| Net income | $804 | $32 | $99 |

| Key Indicators ($ in billions) | 2Q17 | 1Q17 | 2Q16 |
|---|---|---|---|
| Average deposits | $245.3 | $257.4 | $254.8 |
| Average loans and leases | 150.8 | 148.4 | 141.2 |
| Net charge-off ratio | 0.02 % | 0.06 % | 0.04 % |
| AUM flows [2] | $27.5 | $29.2 | $5.9 |
| Pretax margin | 28 % | 27 % | 25 % |
| Return on average allocated capital | 23 | 22 | 22 |
| Allocated capital | $14 | $14 | $13 |

- Net income of $0.8B, up 14% from 2Q16; ROAAC of 23%
  - Record pretax margin of 28%
- Revenue of $4.7B, improved 6% from 2Q16
  - NII increased 14% reflecting the increased value of deposits driven by higher short-term interest rates
  - Noninterest income increased 3%, due to higher asset management fees, partially offset by lower transactional revenue and the absence of an ~$60MM gain on sale in 2Q16
    - Excluding this gain, noninterest income increased 5%
- Noninterest expense increased 3% from 2Q16, due to higher revenue-related incentive costs and increased FDIC expense
- Client balances grew 8% from 2Q16 to over $2.6T, driven by higher market valuations and positive net flows
  - AUM flows of $28B reflected solid client activity as well as a shift from brokerage and deposits to AUM
- Average deposits of $245B declined 4% from 2Q16, due primarily to clients shifting balances into investments
- Average loans and leases of $151B increased 7%, or $10B, from 2Q16, driven by mortgage and structured lending; 29th consecutive quarter of loan growth
- Wealth advisors increased 1% from 2Q16 to 18,881 [3]

[1] FTE basis.
[2] 2Q16 includes $4.2 billion of net outflows for the BofA Global Capital Management business, whose AUM were sold during the three months ended June 30, 2016.
[3] Includes financial advisors in Consumer Banking of 2,206 and 2,244 in 2Q17 and 2Q16.

Bank of America
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Global Wealth & Investment Management Trends 16 Market Share Positioning Average Loans and Leases ($B) Average Deposits ($B) • #1 U.S. wealth management market position across client assets, deposits and loans 1 • #1 in personal trust assets under management 2 • #1 in Barron’s U.S. high net worth client assets (2016) • #1 in Barron’s Top 1,200 ranked Financial Advisors (2017) • #2 Top 100 Women Advisors (2017) 1,191 1,218 1,209 1,232 1,233 832 871 886 947 991 251 253 263 255 237146 148 151 152 156 $2,419 $2,490 $2,509 $2,585 $2,617 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 2Q16 3Q16 4Q16 1Q17 2Q17 Other Assets under management Deposits Loans and leases Client Balances (EOP, $B) 4 64 66 69 71 72 43 43 43 43 43 30 31 31 32 33 3 3 3 3 3 $141 $143 $146 $148 $151 $0 $60 $120 $180 2Q16 3Q16 4Q16 1Q17 2Q17 Consumer real estate Securities-based lending Structured lending Credit card / Other ____________________ Note: Amounts may not total due to rounding. 1 Source: Competitor 1Q17 earnings releases. 2 Source: Industry 1Q17 call reports. 3 FTE basis. 4 Other includes brokerage assets and assets in custody. Loans and leases include margin receivables which are classified in customer and other receivables on the consolidated balance sheet. 2.0 2.1 2.1 2.2 2.3 1.0 0.9 0.8 0.9 0.8 1.4 1.4 1.4 1.6 1.6 $4.4 $4.4 $4.4 $4.6 $4.7 $0 $1 $2 $3 $4 $5 2Q16 3Q16 4Q16 1Q17 2Q17 Asset management fees Brokerage / Other Net interest income Revenue ($B) 3 $255 $254 $257 $257 $245 $0 $50 $100 $150 $200 $250 $300 2Q16 3Q16 4Q16 1Q17 2Q17 3

# Global Banking

| $ in millions | 2Q17 | Inc/(Dec) 1Q17 | 2Q16 |
|---|---|---|---|
| Net interest income [1] | $2,711 | ($64) | $286 |
| Noninterest income [2] | 2,328 | 148 | 57 |
| Total revenue, net of interest expense [1, 2] | 5,039 | 84 | 343 |
| Provision for credit losses | 15 | (2) | (184) |
| Noninterest expense | 2,154 | (9) | 29 |
| Pre-tax income [1] | 2,870 | 95 | 498 |
| Income tax expense [1] | 1,084 | 38 | 210 |
| Net income | $1,786 | $57 | $288 |

| Selected Revenue Items ($ in millions) | 2Q17 | 1Q17 | 2Q16 |
|---|---|---|---|
| Total Corporation IB fees (excl. self-led) [2] | $1,532 | $1,584 | $1,408 |
| Global Banking IB fees [2] | 930 | 925 | 799 |
| Business Lending revenue | 2,244 | 2,247 | 2,245 |
| Global Transaction Services revenue | 1,796 | 1,701 | 1,560 |

| Key Indicators ($ in billions) | 2Q17 | 1Q17 | 2Q16 |
|---|---|---|---|
| Average deposits | $300.5 | $305.2 | $299.0 |
| Average loans and leases | 345.1 | 342.9 | 334.4 |
| Net charge-off ratio | 0.11 % | 0.06 % | 0.10 % |
| Return on average allocated capital | 18 | 18 | 16 |
| Allocated capital | $40 | $40 | $37 |
| Efficiency ratio [1] | 43 % | 44 % | 45 % |

- Net income of $1.8B increased 19% from 2Q16; ROAAC of 18%
- Revenue increased 7% from 2Q16 to a record of $5B
  - NII improved due to the increased value of deposits driven by higher short-term interest rates as well as loan and leasing related growth, partially offset by modest loan spread compression
  - Noninterest income grew driven by higher advisory fees and treasury-related revenue, partially offset by the impact of loans and related hedging activities in the fair value option portfolio
- Total Corporation investment banking fees of $1.5B (excl. self-led) increased 9% from 2Q16, driven by record advisory fees
- Provision declined $0.2B from 2Q16, driven by improvement across most of the portfolio, particularly energy
- Noninterest expense increased modestly versus 2Q16, reflecting additional technology investments and higher FDIC expense, partially offset by improved operating costs
- Average loans and leases of $345B increased 3% from 2Q16, driven by growth in U.S. C&I; middle market lending increased 5%
  - Balances increased 1% from 1Q17
- Average deposits of $300B were relatively stable compared to 2Q16

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.

Bank of America 17

Global Banking Trends 18 ____________________ Note: Amounts may not total due to rounding. 1 Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities. 2 FTE basis. 3 Advisory includes fees on debt and equity advisory and mergers and acquisitions. 77% 76% 77% 77% 74% 23% 24% 23% 23% 26% $299 $307 $315 $305 $300 $0 $50 $100 $150 $200 $250 $300 $350 2Q16 3Q16 4Q16 1Q17 2Q17 Noninterest-bearing Interest-bearing 889 908 810 926 901 232 261 183 312 231 333 328 262 405 483 (46) (39) (33) (59) (83) $1,408 $1,458 $1,222 $1,584 $1,532 2Q16 3Q16 4Q16 1Q17 2Q17 Debt Equity Advisory Self-led deals Total Corporation IB Fees ($MM) 1 • #1 U.S. Market Penetration for Large Corporate Banking, Cash Management and Trade Finance (Greenwich Associates, 2016) • Best Bank for Global Cash Management (The Banker, 2016) • Global Bank of the Year for Payments & Collections (Treasury Management International, 2016) • North America’s Best Bank for Small to Medium- sized Enterprises (Euromoney ‘17) • World’s Best Bank for Advisory and Corporate Social Responsibility (Euromoney ‘17) • Relationships with 80% of the Global Fortune 500; 96% of the U.S. Fortune 1,000 (2016) 2.4 2.5 2.5 2.8 2.7 0.8 0.8 0.7 0.9 0.9 0.8 0.8 0.8 0.8 0.8 0.7 0.7 0.6 0.5 0.6 $4.7 $4.7 $4.5 $5.0 $5.0 $0 $2 $4 $6 2Q16 3Q16 4Q16 1Q17 2Q17 Net interest income IB fees Service charges All other income Revenue ($B) 1, 2 3 163 164 167 170 171 154 153 153 155 157 18 18 18 18 18 $334 $334 $338 $343 $345 $0 $50 $100 $150 $200 $250 $300 $350 2Q16 3Q16 4Q16 1Q17 2Q17 Commercial Corporate Business Banking 2 Average Deposits ($B) Business Leadership Average Loans and Leases ($B)

# Global Markets

| $ in millions | 2Q17 | Inc/(Dec) 1Q17 | Inc/(Dec) 2Q16 |
|---|---|---|---|
| Net interest income [1] | $864 | ($185) | ($224) |
| Noninterest income [2] | 3,082 | (577) | (139) |
| Total revenue, net of interest expense [1,2] | 3,946 | (762) | (363) |
| *Net DVA* | *(159)* | *(29)* | *5* |
| *Total revenue (excl. net DVA)* [1,2,3] | *4,105* | *(733)* | *(368)* |
| Provision for credit losses | 25 | 42 | 30 |
| Noninterest expense | 2,649 | (108) | 66 |
| Pre-tax income [1] | 1,272 | (696) | (459) |
| Income tax expense [1] | 442 | (229) | (176) |
| Net income | $830 | ($467) | ($283) |
| *Net income (excl. net DVA)* [3] | *$928* | *($450)* | *($287)* |

| Selected Revenue Items ($ in millions) | 2Q17 | 1Q17 | 2Q16 |
|---|---|---|---|
| Sales and trading revenue | $3,210 | $3,899 | $3,537 |
| Sales and trading revenue (excl. net DVA) [3] | 3,369 | 4,029 | 3,701 |
| FICC (excl. net DVA) | 2,254 | 2,930 | 2,615 |
| Equities (excl. net DVA) | 1,115 | 1,099 | 1,086 |
| Global Markets IB fees [2] | 589 | 666 | 603 |

| Key Indicators ($ in billions) | 2Q17 | 1Q17 | 2Q16 |
|---|---|---|---|
| Average trading-related assets | $452.6 | $422.4 | $411.3 |
| Average 99% VaR ($ in MM) [4] | 43 | 38 | 46 |
| Average loans and leases | 69.6 | 70.1 | 69.6 |
| Return on average allocated capital | 10 % | 15 % | 12 % |
| Allocated capital | $35 | $35 | $37 |
| Efficiency ratio [1] | 67 % | 59 % | 60 % |

- Net income of $0.8B in 2Q17 declined $0.3B from 2Q16, driven primarily by lower sales and trading results; ROAAC of 10%
  - Excluding net DVA, net income of $0.9B declined $0.3B [3]
- Sales and trading revenue of $3.2B, down 9% from 2Q16
  - FICC down 14% to $2.1B and equities up 2% to $1.1B
- Excluding net DVA, sales and trading revenue of $3.4B declined 9% from a strong 2Q16 [3]
  - FICC revenue of $2.3B declined 14% from 2Q16, due to a weaker performance in rates and emerging markets relative to a strong quarter in the prior year
  - Equities revenue of $1.1B increased 3% from 2Q16, due to growth in client financing activities, offset by slower secondary markets
- Noninterest expense increased 3% versus 2Q16 as improved operating costs were more than offset by additional investments in technology
- Average trading-related assets increased from both comparative periods, due primarily to targeted growth in client-financing activities in equities
- Average VaR of $43MM, down $3MM from 2Q16 [4]

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Represents a non-GAAP financial measure; see note D on slide 25.
[4] See note E on slide 25 for definition of VaR.

Bank of America
19

Global Markets Trends and Revenue Mix 20 2.6 2.9 2.3 1.1 1.1 1.1 $3.7 $4.0 $3.4 $0 $1 $2 $3 $4 $5 2Q16 1Q17 2Q17 FICC Equities $411 $422 $453 $46 $38 $43 $0 $25 $50 $75 $100 $0 $100 $200 $300 $400 $500 2Q16 1Q17 2Q17 Avg. trading-related assets Avg. VaR • #1 Global Research Firm for 6th consecutive year (Institutional Investor, 2016) • Equity Derivatives House of the Year (Risk Magazine, 2017) • 2017 Quality Leader in Global Top-Tier Foreign Exchange Service and Sales (Greenwich, 2017) • #1 Equity Portfolio Trading Share – North American Institutions (Greenwich, 2017) • 2016 U.S. Fixed Income Quality Leader in Credit and Emerging Markets (Greenwich, 2016) • European Trading House of the Year (Financial News, 2017) • Best Bank for Markets in Asia (Euromoney, 2017) ____________________ Note: Amounts may not total due to rounding. 1 Represents a non-GAAP financial measure. Reported sales & trading revenue was $3.2B, $3.9B and $3.5B for 2Q17, 1Q17 and 2Q16, respectively. Reported FICC sales & trading revenue was $2.1B, $2.8B and $2.5B for 2Q17, 1Q17 and 2Q16, respectively. Reported equities sales & trading revenue was $1.1B for 2Q17, 1Q17 and 2Q16. See note D on slide 25. 2 Macro includes G10 FX, rates and commodities products. 3 See note E on slide 25 for definition of VaR. 64% 36% Credit / other Macro 61% 39% U.S. / Canada International 2017 YTD Total FICC S&T Revenue Mix (excl. net DVA) 1 2017 YTD Global Markets Revenue Mix (excl. net DVA) 1 2 Sales & Trading Revenue (excl. net DVA) ($B) 1 Average Trading-related Assets ($B) and VaR ($MM) 3 Business Leadership

# All Other [1]

| $ in millions | 2Q17 | Inc/(Dec) 1Q17 | 2Q16 |
|---|---|---|---|
| Net interest income [2] | $91 | $1 | ($127) |
| Noninterest income | 787 | 971 | 721 |
| Total revenue, net of interest expense [2] | 878 | 972 | 594 |
| Provision for credit losses | (159) | (133) | (201) |
| Noninterest expense | 1,122 | (1,067) | 40 |
| Pre-tax income (loss) [2] | (85) | 2,172 | 755 |
| Income tax expense (benefit) [2] | 98 | 1,521 | 731 |
| Net income (loss) | ($183) | $651 | $24 |

| Selected Revenue Item ($ in millions) | 2Q17 | 1Q17 | 2Q16 |
|---|---|---|---|
| Gains on sales of debt securities | $101 | $52 | $249 |

- Net loss of $0.2B in 2Q17
  - Includes a pre-tax gain of $0.8B from the sale of the non-U.S. consumer credit card business, which was mostly offset by $0.7B related tax expense
- Provision improved $0.2B from 2Q16, driven by continued improvement in non-core consumer real estate loans as well as portfolio run-off
- Noninterest expense increased modestly from 2Q16, reflecting $0.4B of expense for the combined impact of impairment charges related to certain data centers in process of being sold and increased severance, partially offset by improved operating and non-core mortgage costs
  - Decline from 1Q17, driven primarily by the absence of annual retirement-eligible incentives and seasonally elevated payroll tax costs

[1] All Other consists of ALM activities, equity investments, non-core mortgage loans and servicing activities, the net impact of periodic revisions to the MSR valuation model for both core and non-core MSRs and related economic hedge results and ineffectiveness, liquidating businesses, residual expense allocations and other. ALM activities encompass certain residential mortgages, debt securities, interest rate and foreign currency risk management activities, the impact of certain allocation methodologies and accounting hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture as well as Global Principal Investments which is comprised of a portfolio of equity, real estate and other alternative investments. On June 1, 2017, the Corporation completed the sale of its non-U.S. consumer credit card business to a third party.

[2] FTE basis.

Bank of America 21

Key Takeaways 22 • Delivering responsible growth • Strong operating leverage drove improved earnings • Efficiency ratio of 60%, while continuing to invest in the franchise • Solid client balance growth and good customer activity • Asset quality remains strong • Positioned to benefit from higher interest rates • Progress towards financial targets, while increasing capital return to shareholders ____________________ Note: Operating leverage calculated as the year-over-year percent change in revenue, net of interest expense, less the percent change in noninterest expense.

Appendix

# Regulatory Capital Reconciliations ($MM) [1, 2]

| Regulatory Capital – Basel 3 transition to fully phased-in | 2Q17 | 1Q17 | 2Q16 |
|---|---|---|---|
| Common equity tier 1 capital (transition) | $171,431 | $167,351 | $166,173 |
| Deferred tax assets arising from net operating loss and tax credit carryforwards phased in during transition | (1,457) | (1,594) | (3,496) |
| Accumulated OCI phased in during transition | (845) | (964) | 359 |
| Intangibles phased in during transition | (338) | (375) | (907) |
| Defined benefit pension fund assets phased in during transition | (181) | (175) | (378) |
| DVA related to liabilities and derivatives phased in during transition | 156 | 128 | 104 |
| Other adjustments and deductions phased in during transition | (62) | (38) | (24) |
| Common equity tier 1 capital (fully phased-in) | $168,704 | $164,333 | $161,831 |

| Risk-weighted Assets – As reported to Basel 3 (fully phased-in) | 2Q17 | 1Q17 | 2Q16 |
|---|---|---|---|
| As reported risk-weighted assets | $1,477,285 | $1,516,686 | $1,561,567 |
| Change in risk-weighted assets from reported to fully phased-in | (13,576) | (19,133) | (19,600) |
| Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [3] | $1,463,709 | $1,497,553 | $1,541,967 |

| Risk-weighted Assets – (fully phased-in) | 2Q17 | 1Q17 | 2Q16 |
|---|---|---|---|
| Basel 3 Standardized approach risk-weighted assets (fully phased-in) | $1,404,686 | $1,416,127 | $1,413,966 |
| Change in risk-weighted assets for advanced models | 59,023 | 81,426 | 128,001 |
| Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [3] | $1,463,709 | $1,497,553 | $1,541,967 |

| Basel 3 Regulatory Capital Ratios | 2Q17 | 1Q17 | 2Q16 |
|---|---|---|---|
| As reported Common equity tier 1 (transition) | 11.6 % | 11.0 % | 10.6 % |
| Standardized approach Common equity tier 1 (fully phased-in) | 12.0 | 11.6 | 11.4 |
| Advanced approaches Common equity tier 1 (fully phased-in) [3] | 11.5 | 11.0 | 10.5 |

[1] Regulatory capital ratios are preliminary as of June 30, 2017. For important presentation information, see slide 27.

[2] Bank of America reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which is the Advanced approaches for the periods presented.

[3] Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal models methodology (IMM) for calculating counterparty credit risk regulatory capital for derivatives. As of June 30, 2017, we did not have regulatory approval of the IMM model. Basel 3 fully phased-in Common equity tier 1 capital ratio would be reduced by approximately 25 bps if IMM is not used.

Bank of America

24

Notes 25 A Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions. B Time to Required Funding (TTF) is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only the Global Liquidity Sources held at the BAC parent company and NB Holdings without the BAC parent company issuing debt or sourcing additional liquidity. We define unsecured contractual obligations for purposes of this metric as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation. Prior to the third quarter of 2016, the TTF metric incorporated only the GLS of the BAC parent company. Effective September 30, 2016, the TTF metric was expanded to include the GLS of NB Holdings, following changes in the Corporation’s liquidity management practices, initiated in connection with the Corporation’s resolution planning activities, that include maintaining at NB Holdings GLS previously held at the BAC parent company. C The numerator of the SLR is quarter-end Basel 3 Tier 1 capital calculated on a fully phased-in basis. The denominator is total leverage exposure based on the daily average of the sum of on-balance sheet exposures less permitted Tier 1 deductions, as well as the simple average of certain off-balance sheet exposures, as of the end of each month in a quarter. Off-balance sheet exposures primarily include undrawn lending commitments, letters of credit, potential future derivative exposures and repo-style transactions. D Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA losses were $159MM, $130MM and $164MM for 2Q17, 1Q17 and 2Q16, respectively. Net DVA losses included in FICC revenue were $148MM, $120MM and $159MM for 2Q17, 1Q17 and 2Q16, respectively. Net DVA losses included in equities revenue were $11MM, $10MM and $5MM for 2Q17, 1Q17 and 2Q16, respectively. E VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $23MM, $21MM and $24MM for 2Q17, 1Q17 and 2Q16, respectively.

Forward-Looking Statements 26 Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company's current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company's 2016 Annual Report on Form 10-K and in any of the Company's subsequent Securities and Exchange Commission filings: the Company's potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory proceedings, including inquiries into our retail sales practices, and the possibility that amounts may be in excess of the Corporation’s recorded liability and estimated range of possible loss for litigation exposures; the possibility that the Company could face increased servicing, securities, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, other parties involved in securitizations, monolines or private-label and other investors; the possibility that future representations and warranties losses may occur in excess of the Company's recorded liability and estimated range of possible loss for its representations and warranties exposures; the Corporation’s ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company's exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, currency exchange rates and economic conditions; the impact on the Company’s business, financial condition and results of operations of a potential higher interest rate environment; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the impact on the Company's business, financial condition and results of operations from a protracted period of lower oil prices or ongoing volatility with respect to oil prices; the Company’s ability to achieve its expense targets, net interest income expectations, or other projections; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company's assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements, including the approval of our internal models methodology for calculating counterparty credit risk for derivatives; the potential impact of total loss-absorbing capacity requirements; potential adverse changes to our global systemically important bank (G-SIB) surcharge; the potential impact of Federal Reserve actions on the Company's capital plans; the possible impact of the Company's failure to remediate shortcomings identified by banking regulators in the Company's Resolution Plan; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation (FDIC) assessments, the Volcker Rule, fiduciary standards and derivatives regulations; a failure in or breach of the Company's operational or security systems or infrastructure, or those of third parties, including as a result of cyberattacks; the impact on the Company's business, financial condition and results of operations from the planned exit of the United Kingdom (U.K.) from the European Union (EU); and other similar matters.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Company may present certain key performance indicators and ratios excluding certain items (e.g., DVA) which result in non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended June 30, 2017 and other earnings-related information available through the Bank of America Investor Relations web site at: http://investor.bankofamerica.com. • The Company views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis, are non-GAAP financial measures. The Company believes managing the business with net interest income on an FTE basis provides investors with a more accurate picture of the interest margin for comparative purposes. The Company believes that the presentation allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. The FTE adjustment was $237MM, $197MM, $234MM, $228MM and $223MM for 2Q17, 1Q17, 4Q16, 3Q16 and 2Q16, respectively. • The Company’s fully phased-in Basel 3 estimates and the supplementary leverage ratio are based on the Standardized and Advanced approaches under Basel 3 and supplementary leverage ratio final rules. Under the Basel 3 Advanced approaches, risk-weighted assets are determined primarily for market risk and credit risk, similar to the Standardized approach, but also incorporate operational risk and a credit valuation adjustment component. Market risk capital measurements are consistent with the Standardized approach, except for securitization exposures, where the Supervisory Formula Approach is also permitted. Credit risk exposures are measured using internal ratings-based models to determine the applicable risk weight by estimating the probability of default, loss given default and, in certain instances, exposure at default. The internal analytical models primarily rely on internal historical default and loss experience. The calculations under Basel 3 require management to make estimates, assumptions and interpretations, including the probability of future events based on historical experience. Actual results could differ from those estimates and assumptions. These Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal models methodology (IMM) for calculating counterparty credit risk regulatory capital for derivatives. As of June 30, 2017, we did not have regulatory approval of the IMM model. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk- based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile and strategic plans. As a result of this process, in the first quarter of 2017, the Company adjusted the amount of capital being allocated to its business segments. Important Presentation Information 27